EXHIBIT 21

LIST OF SUBSIDIARIES

     Subsidiaries of Ashland Inc. ("AI") at October 1, 1996 included the companies listed below. Ashland has numerous unconsolidated affiliates, which are primarily accounted for on the equity method, and majority-owned consolidated subsidiaries in addition to the companies listed below. Such affiliates and subsidiaries are not listed below since they would not constitute a significant subsidiary considered in the aggregate as a single entity.

                                                                        Jurisdiction of          Immediate
                              Company                                    Incorporation            Parent*

APAC-Alabama, Inc....................................................      Delaware                 AHI
APAC-Arkansas, Inc...................................................      Delaware                 AHI
APAC-Carolina, Inc...................................................      Delaware                 AHI
APAC-Florida, Inc....................................................      Delaware                 AHI
APAC-Georgia, Inc....................................................       Georgia                 AHI
APAC Holdings, Inc. ("AHI")..........................................      Delaware                 AI
APAC, Inc............................................................      Delaware                 AHI
APAC-Kansas, Inc.....................................................      Delaware                 AHI
APAC-Mississippi, Inc................................................      Delaware                 AHI
APAC-Oklahoma, Inc...................................................      Delaware                 AHI
APAC-Tennessee, Inc..................................................      Delaware                 AHI
APAC-Texas, Inc......................................................      Delaware                 AHI
APAC-Virginia, Inc...................................................      Delaware                 AHI
Arch Mineral Corporation.............................................      Delaware               AI 50%
Ashland Chemical Canada Ltd..........................................   Alberta, Canada             AI
Ashland Coal, Inc....................................................      Delaware               AI 56%
Ashland Crude Marketing, Inc.........................................      Delaware                 AII
Ashland Crude Trading, Inc...........................................      Delaware                 AI
Ashland Exploration, Inc. ("AEI")....................................      Delaware                AEHI
Ashland Exploration Holdings, Inc. ("AEHI")..........................      Delaware                 AI
Ashland International Holdings , Inc. ("AIHI").......................      Delaware                 AI
Ashland Italia S.p.A.................................................        Italy                 AIHI
Ashland Nederland B.V................................................     Netherlands              AIHI
Ashland Nigerian Development Company ("ANDC")........................      Delaware                 AII
Ashland of Nigeria, Ltd. ("ANL").....................................      Delaware                 AII
Ashland Oil (Nigeria) Company Ultd...................................       Nigeria         ANL 50% - ANDC 50%
Ashland Overseas Investments, Inc. ("AII")...........................      Delaware                 AEI
Ashland Pipe Line of Kentucky, L.L.C. ("APL")........................      Kentucky           AI 99% - SPC 1%
Ashland Plastics France S.A..........................................       France                 AIHI
Ashland Scurlock Permian Canada, Ltd.................................   Alberta, Canada             SPC
Ashland UK Limited...................................................   United Kingdom             AIHI
Ash Property, Inc....................................................        Ohio                   AI
Ashmont Insurance Company, Inc. ("AIC")..............................       Vermont                 AI
Bluegrass Insurance Company Limited..................................       Bermuda                 AIC
Iberia Ashland Chemical S.A..........................................        Spain                AI 70%
Mid-Valley Supply Co.................................................      Kentucky                 AI
Ohio River Pipe Line Company.........................................      Delaware                 AI
Scurlock Permian Corporation ("SPC").................................      Kentucky                 AI
Valvoline (Australia) Pty. Ltd.......................................      Australia               AIHI
Valvoline Canada Ltd.................................................   Ontario, Canada            AIHI
Vecom International B.V..............................................     Netherlands              AIHI
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*100% of the voting securities are owned by the immediate parent except as otherwise indicated.
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